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Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
TERRA INDUSTRIES INC.
for
0.4235 Shares of Common Stock of CF Industries Holdings, Inc.
(together with the associated preferred stock purchase rights)
by
COMPOSITE ACQUISITION CORPORATION
a direct wholly-owned subsidiary of
CF INDUSTRIES HOLDINGS, INC.

Pursuant to the Prospectus/Offer to Exchange dated February 23, 2009

(Not be used for Signature Guarantees)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 15, 2009, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER TO EXCHANGE BUT NOT DURING ANY SUBSEQUENT OFFER PERIOD.

The Exchange Agent for the Offer is:

BNY MELLON SHAREOWNER SERVICES

By Mail:	By Overnight Courier or By Hand:

BNY Mellon Shareowner Services Corporate Action Division P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Corporate Action Division 480 Washington Blvd., 27th Fl. Jersey City, NJ 07310

By Facsimile:

(For Eligible Institutions Only)

(201) 680-4626

Confirm Facsimile Transmission:

(201) 680-4860

        This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by stockholders of Terra Industries Inc., a Maryland corporation ("Terra"), desiring to tender shares of common stock, without par value (the "Terra common stock"), of Terra pursuant to the Offer (as defined below) if certificates evidencing shares of Terra common stock are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach BNY Mellon Shareowner Services (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus/Offer to Exchange). To tender shares of Terra common stock, this Notice of Guaranteed Delivery must be delivered to the Exchange Agent at one of its addresses set forth above and must include a signature guarantee by a financial institution that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other "Eligible Guarantor Institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an "Eligible Institution") in the form set forth herein. Please see the section of the Prospectus/Offer to Exchange entitled "The Exchange Offer—Procedure for Tendering."

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES OF TERRA COMMON STOCK TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

        The undersigned hereby tenders to Composite Acquisition Corporation ("Composite"), a Maryland corporation and a direct wholly-owned subsidiary of CF Industries Holdings, Inc. ("CF Holdings"), a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange and the related Letter of Transmittal, each dated February 23, 2009 (which together, as amended, supplemented or modified from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Terra common stock set forth below, pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus/Offer to Exchange entitled "The Exchange Offer—Procedure for Tendering."

Number of Shares:
Certificate Numbers (If Available):
Name of Tendering Institution:
Name(s) of Record Holders:
Taxpayer Identification or Social Security Number:
☐ Check this box if shares will be delivered by book-entry transfer:
Account Number:
Address(es):
(Zip Code)
Area Code and Telephone Number(s):
Dated:
Signature(s) of Holder(s)):

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a member of the Security Transfer Agent Medallion Signature Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Exchange Agent the shares of Terra common stock tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and certificates for the shares of Terra common stock, or an Agent's Message (as defined in the Prospectus/Offer to Exchange) in the case of book-entry delivery, and any other required documents within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of Terra common stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:	(Authorized Signature)

Address:	Name:	(Please Print)
(Zip Code)	Title:

Area Code and Tel. No.:	Dated:
DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99.2